   As filed with the Securities and Exchange Commission on November 21, 2001
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        SMARTFORCE PUBLIC LIMITED COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            -------------------------

          REPUBLIC OF IRELAND                             N.A.
    (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
     INCORPORATION OR ORGANIZATION)

                              900 CHESAPEAKE DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            -------------------------

                        2001 OUTSIDE DIRECTOR OPTION PLAN
                        1995 EMPLOYEE SHARE PURCHASE PLAN

                                GREGORY M. PRIEST
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                        SMARTFORCE PUBLIC LIMITED COMPANY
                              900 CHESAPEAKE DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 817-5900

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                            -------------------------
                                    Copy to:

                                STEVEN V. BERNARD
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
       TITLE OF SECURITIES            AMOUNT TO BE      PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
        TO BE REGISTERED               REGISTERED        OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
                                                          PER SHARE(1)         PRICE(1)           FEE(1)
=============================================================================================================
Ordinary Shares issuable
upon exercise of options
under the 2001 Outside
Director Option Plan(2)......          350,000(3)            $19.95          $6,982,500.00      $1,745.63
-------------------------------------------------------------------------------------------------------------
Ordinary Shares issuable
upon exercise of options
under the 1995 Employee
Share Purchase Plan..........          500,000(3)            $19.95          $9,975,000.00      $2,493.75
=============================================================================================================
    TOTAL....................          850,000(3)            $19.95         $16,957,500.00      $4,239.38
=============================================================================================================

(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee based on the average high and low trading price of the Registrant's American Depository Shares on the Nasdaq National Market on November 15, 2001.

(2) Each Ordinary Share is represented by one of the Registrant's American Depositary Shares.

(3) Pursuant to Rule 416, the Registration Statement on Form S-8 shall also cover any additional Ordinary Shares that become issuable under the 2001 Outside Director Option Plan or the 1995 Employee Share Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registration's outstanding Ordinary Shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

        1. The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000.

        2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended on March 31, 2001.

        3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

        4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

        5. The description of Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A filed on March 9, 1995 and amended on April 10, 1995.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Articles of Association authorize the Registrant to indemnify the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. The Registrant's subsidiary, SmartForce USA, has entered into indemnification agreements with its directors and officers and directors and officers of the Registrant serving at the request of SmartForce USA. The indemnification agreements under certain circumstances require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant has obtained directors and officers' insurance providing indemnification for certain of the Registrant's directors, officers, affiliates or employees for certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIM.

        Not applicable.

ITEM 8. EXHIBITS.

          Exhibit
          Number                         Document
          -------                        --------
              4.1      2001 Outside Director Option Plan.

              4.2(1)   1995 Employee Share Purchase Plan.

              5.1      Opinion of Binchys, Solicitors with respect to the securities being registered.

             23.1      Consent of Ernst & Young.

             23.2      Consent of Binchys, Solicitors (contained in Exhibit 5.1).

             24.1      Power of Attorney (see Signatures).

        (1) Incorporated by reference to Exhibit [4.1] to the Registrant's Registration Statement on Form S-8 (File Nos. 333-58334, 333-32380, 333-86861, 333-83927, 333-68499, 333-957031, 333-35745, 333-25245,
            333-06409, 333-504, and 33-94300).


ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this November 21, 2001.

                                         SMARTFORCE PUBLIC LIMITED COMPANY


                                         By: /s/ GREGORY M. PRIEST
                                             -----------------------------------
                                             Gregory M. Priest
                                             Chief Executive Officer
                                             and Chairman of the Board


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory M. Priest and David C. Drummond, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               SIGNATURE                                 TITLE                         DATE
               ---------                                 -----                         ----
         /s/ GREGORY M. PRIEST            Chief Executive Officer                November 21, 2001
--------------------------------------    (principal executive officer)
           Gregory M. Priest              and Chairman of the Board


         /s/ DAVID C. DRUMMOND            Executive Vice President, Finance      November 21, 2001
--------------------------------------    and Chief Financial Officer
           David C. Drummond              (principal financial officer)

                                                                                 November 21, 2001
        /s/ JAMES S. KRZYWICKI            Director
--------------------------------------
           James S. Krzywicki

                                                                                 November 21, 2001
        /s/ PATRICK J. McDONAGH           Director
--------------------------------------
          Patrick J. McDonagh

                                                                                 November 21, 2001
          /s/ JOHN M. GRILLOS             Director
--------------------------------------
            John M. Grillos

                                                                                 November 21, 2001
         /s/ RONALD C. CONWAY             Director
--------------------------------------
            Ronald C. Conway

                                INDEX TO EXHIBITS

           Exhibit
           Number                     Document
           -------                    --------
              4.1      2001 Outside Director Option Plan.

              4.2(1)   1995 Employee Share Purchase Plan.

              5.1      Opinion of Binchys, Solicitors with respect to the securities being registered.

             23.1      Consent of Ernst & Young.

             23.2      Consent of Binchys, Solicitors (contained in Exhibit 5.1).

             24.1      Power of Attorney (see Signatures).

        (1) Incorporated by reference to Exhibit [4.1] to the Registrant's Registration Statement on Form S-8 (File No. 333-58334, 333-32380, 333-86861, 333-83927, 333-68499, 333-957031,
                333-35745, 333-25245, 333-06409, 333-504, and 33-94300).



                                      -2-